EXHIBIT 99.1

PRESS RELEASE

Nexscient® Signs LOI for Acquisition of Generative AI Application

AI-Powered Media Toolkit for Content Creation

LOS ANGELES, CA / ACCESSWIRE / FEBRUARY 5, 2025 / -- Nexscient, Inc. (OTCQB: NXNT), a leading innovator in artificial intelligence (“AI”) applications and intelligent enterprise solutions, today announced the signing of a non-binding Letter of Intent (“LOI”) to acquire AI Media Toolkit, a software application that offers seamless access to a consolidated array of Generative AI (“GenAI”) tools.

Facilitated by its NXNT Labs division, Nexscient plans to incorporate AI Media Toolkit into a Software-as-a-Service (“SaaS”) platform that will offer clients a flexible subscription service to a unified suite of GenAI tools.  The SaaS platform expects to deliver a simplified user experience, allowing subscribers to access advanced GenAI capabilities, such as text generation, image creation, video synthesis, and audio production, all through an intuitive interface.  This approach eliminates the need for expensive infrastructure or extensive technical expertise, enabling organizations to quickly integrate AI-driven solutions into their workflows.  Additionally, the subscription model will offer businesses the ability to scale their usage based on demand, making it a cost-effective solution for enterprises navigating the dynamic landscape of content creation.

"The addition of AI Media Toolkit to our portfolio marks a significant milestone in our mission to revolutionize enterprise solutions with cutting-edge artificial intelligence,” stated Fred E. Tannous, CEO of Nexscient, Inc.  “As the demand for GenAI tools continues to grow, this strategic move positions Nexscient as a key player in enabling businesses to harness the power of AI for seamless, efficient, and innovative content creation.  We are excited about the opportunities this acquisition will bring, not only for our company but also for the industries we serve."

The demand for AI-powered content creation tools has surged in recent years, driven by the rapid expansion of digital media, e-commerce, and personalized marketing.  According to a research report published by Custom Market Insights, the Global AI Powered Content Creation Market was valued at $2.3 Billion in 2024 and is expected to reach $7.9 Billion by 2033, growing at a Compounded Annual Growth Rate (“CAGR”) of 7.7% during the forecast period, reflecting the growing reliance on advanced technologies to meet the needs of a dynamic and competitive digital landscape.  Businesses are increasingly seeking scalable, cost-effective solutions to generate high-quality content for social media, websites, advertising campaigns, and customer engagement.

By offering the AI Media Toolkit as a unified subscription service, Nexscient is not only simplifying access to cutting-edge AI tools but also building a recurring revenue stream that supports the company’s long-term growth strategy.  This move further underscores Nexscient’s dedication to democratizing AI technologies and empowering enterprises to achieve greater creativity, efficiency, and scalability in their content creation processes.

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About Nexscient, Inc.

Nexscient® is an emerging-growth company that’s building a collaborative network of intelligent enterprise applications and technologies through internal development, synergistic acquisitions, and capital investments in companies involved in machine learning, artificial intelligence, and the Industrial Internet of Things technologies.  Our flagship product, AegisOne, introduces a subscription-based, Software-as-a-Service platform that incorporates innovative technologies to offer intelligent enterprise solutions for businesses across several industries.  As part of our growth strategy, we also seek to acquire and integrate synergistic companies and technologies into our collaborative network, further expanding our service offerings while enhancing shareholder value.  For more information, please visit https://nexscient.ai.

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Nexscient, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of our products and services.  You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Nexscient, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time.  These documents are available on the SEC Filings section of the Investor Relations section of our website at https://nexscient.ai. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

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COMPANY CONTACT:

Investor Relations

ir@nexscient.com

(800) 785-6070

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